Exhibit 10.6

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DISTRIBUTOR AGREEMENT

This Distributor Agreement (the “Agreement”) is entered into and effective as of January 1st, 2006 (the “Effective Date”) by and between Applied Precision, LLC, a Delaware limited liability company located at 1040 12th Avenue NW, Issaquah, Washington 98027 U.S.A. (“AP”), and Zen Voce Technologies, Ltd., a corporation located at Blk 5004, Ang Mo Kio Ave 5, #04-06 TECHplace II, Singapore 569872 (“Company”). AP and Company may be referred to individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.	AP manufactures and sells the Products.

B.	Company desires to purchase Products from AP for resale in the Territory.

C.	Pursuant to the terms and conditions of this Agreement, AP desires to sell the Products to Company for resale in the Territory.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

AGREEMENT

1.	DEFINITIONS

“Affiliate” means, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity. “Control,” as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of voting shares or other voting interests, by contract, or otherwise. Where such entity is a partnership, limited liability company, corporation, or similar entity and has partners, members, or shareholders with equal ownership interests or equal control interests, by contract or otherwise, then each such partner, member, or shareholder will be deemed to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of that entity.

“Confidential Information” means all non-public information that AP designates as confidential at the time of the disclosure or that, based on the nature of the information or circumstances surrounding its disclosure, Company should in good faith treat as confidential. Confidential Information does not include information Company can establish by written evidence: (i) entered or subsequently enters the public domain without Company’s breach of any obligation owed AP; (ii) became known to Company prior to AP’s disclosure of such information to Company; (iii) became known to Company from a source other than AP other

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than by the breach of an obligation of confidentiality owed to AP; or (iv) is independently developed by Company without reference to any Confidential Information.

“Product(s)” means those Product(s) listed in Exhibit A as such Exhibit A may be updated from time to time by AP upon written notice to Company.

“Territory” means the territory described in Exhibit B.

“Trademark(s)” means those trademarks listed in Exhibit C may be updated by AP from time to time upon written notice to Company.

2.	DISTRIBUTORSHIP

2.1 Appointment. Subject to Company’s continued compliance with the terms and conditions of this Agreement, AP hereby appoints Company as an [*] of the Products within the Territory and Company hereby accepts such appointment.

2.2 Sub-Distributorships. Company may not appoint sub-distributor(s) for any of the Product(s) without AP’s prior written approval which may be given or withheld in AP’s sole discretion. Notwithstanding any such approval by AP of any such sub-distributorship, Company will at all times remain fully responsible for its performance of its obligations under this Agreement, and will unconditionally and irrevocably guaranty its sub-distributors’ full compliance with all terms and conditions of this Agreement applicable to such sub-distributors.

2.3 [*]

2.4 All Rights Reserved. AP expressly reserves all rights not expressly granted to Company by this Agreement. Without limiting the generality of the foregoing sentence, AP specifically reserves the right to, in its sole discretion: discontinue any Product(s); change the specifications of any Product(s); introduce new Product(s); alter the pricing of any Product(s); and otherwise adjust its Product offerings in its sole discretion.

3.	PURCHASE AND SALE OF PRODUCTS

3.1 Purchase Orders. Company will submit all orders for Product(s) to AP in the form of written purchase orders which may be submitted by fax or electronically. Each purchase order must clearly specify the Product part number and quantities for each Product ordered. All purchase orders will be subject to this Agreement.

3.2 Other Terms Excluded. This Agreement will exclusively govern all orders of Product(s) under this Agreement and, except for the Product part number and quantities for each Product ordered, any other terms contained on any purchase order or other document or form or stated orally will be of no effect.

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3.3 Acceptance of Purchase Orders. Within a reasonable time after receiving a purchase order from Company, AP will notify Company in writing whether it accepts such purchase order and, if so, the anticipated shipment date for the Product(s) ordered. Purchase orders accepted by AP may be cancelled only by mutual written agreement of the Parties. However, AP reserves the right to reschedule the shipment date for all or any part of any purchase order for Product(s) that are not then available in sufficient quantities or on schedule to fill such purchase order.

3.4 Prices. The prices for Products sold by AP to Company under this Agreement will be the then current price for such Product as set forth in Exhibit D (“Distributor Pricing”). During the Term, AP will provide Company with an updated Exhibit D not less frequently than on a semi-annual basis. All prices are stated in US dollars.

3.5 Payment. AP will invoice Company for each shipment of Product(s) and all invoices will be due and payable sixty (60) days after the date of the invoice. All payments will reference the relevant invoice number and be sent by wire transfer in US dollars as instructed by AP. At the same time Company wires its payment to AP, Company will also send AP a written statement by fax or email including the following remittance information: the name of Company, date of the wire transfer, applicable invoice number and amount of wire transfer. A finance charge equal to the lesser of [*] or the maximum amount allowed by applicable law will accrue on all past due amounts until paid in full.

3.6 Shipment Terms. All Product(s) sold under this Agreement are sold FCA (as defined by Incoterms 2000), AP’s facilities located at Issaquah, Washington. All Product(s) must be shipped from such location directly to the Territory, and all shipping documents must reflect such direct shipment.

4.	OTHER COMPANY DUTIES

4.1 Marketing and Promotion. Company will, at its own expense, use its best efforts to market and promote the sales of the Products in the Territory, such efforts to include, without limitation: (i) actively and diligently marketing and promoting the Products; (ii) featuring the Products at all appropriate trade shows within the Territory; (iii) maintaining a qualified, competent and professional sales, marketing and service staff and regularly training such staff with respect to the Products; (iv) actively encouraging its sales and marketing staff to market and promote sales of the Products; and (v) regularly advertising the Products in appropriate media within the Territory.

4.2 Promotional Materials. Before publication, distribution, display or other use of any advertising, marketing or promotional materials (“Promotional Materials”) containing any of the Trademarks and/or referring to any of the Product(s), Company will submit such Promotional Materials to AP for its review and approval, and Company will not use any Promotional Materials without AP’s prior written approval. Company acknowledges that all Promotional Materials must be consistent with the high-quality image, reputation and standards of AP and the Product(s) and protect the good will associated with the Trademarks.

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4.3 Sales Restricted to Territory. Company will not directly or indirectly sell, distribute, market or ship any Product(s) outside of the Territory or to any customer within the Territory that Company knows or should know may resell or ship the Product(s) outside of the Territory. Company will immediately report to AP any and all inquiries regarding the Product(s) from persons outside the Territory or from persons within the Territory regarding delivery outside the Territory. If Company discovers that any of its customers have shipped any Product(s) outside of the Territory, Company will immediately notify AP and provide AP with the name and address of such customer, a detailed list of all Product(s) and quantities sold to such customer and the destination of the Product(s).

4.4 Training. Company will, at its own expense, send qualified Company employees to attend sales and service training meetings at AP’s headquarters at least twice each year as such meetings are scheduled by AP.

4.5 Customer Approval. Company will not directly or indirectly sell, distribute, market or ship any Product(s) to any customer that AP notifies Company in writing is not authorized to purchase the Product(s).

4.6 Forecasts, Reports and Information. During the first week of each month during the Term, Company will provide AP with an updated rolling forecast of Company’s anticipated monthly purchases of Products for the next twelve (12) months. Company will provide AP with monthly reports of its marketing activities, sales and sales prospects for the following month and reports of successful and unsuccessful sales activities and orders won and lost during the prior month. Company will provide additional reports and information as AP may reasonably request from time to time.

4.7 No Changes to Product(s). Except as expressly authorized by AP in its sole discretion and in writing, Company will resell the Product(s) exactly as shipped by AP without alteration or modification, removal of components or substitution or installation of components.

4.8 Compliance with Law. At all times during the Term, Company will comply with any and all applicable laws and regulations, and maintain in full force and effect all permits, approvals and licenses required for Company to lawfully enter into, and perform its obligations under, this Agreement. Company will promptly provide AP with copies of any and all communications relevant to any of the Product(s) and/or Trademarks that Company receives from any governmental or regulatory body within the Territory (and certified English language translations of any of the foregoing issued in any language other than English).

4.9 Insurance. Throughout the Term, [*] of this Agreement Company will maintain in force insurance policies with reputable insurers sufficient in coverage and amounts to secure its obligations and potential liabilities under this Agreement. Company will be solely responsible for all premiums, deductibles and/or retentions associated with such insurance. At the request of AP, Company will provide to AP certificates of insurance evidencing such coverage and naming AP as an additional insured under such policies. Failure by AP to request, or by Company to furnish, such certificates will not constitute a waiver by AP of any insurance requirement. If AP

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so requests, Company will also provide to AP, or make available for its review, copies of the insurance policies.

4.10 [*]

4.11 Customer Support and Service. AP will be responsible to provide customer repair and maintenance services as may be required by Company’s customers that purchase Product(s) including, installation, maintenance, and any other professional consultation and/or services normally necessary or desirable to provide for customer satisfaction and to maintain good customer relations. Company will provide instruction in Product(s) use as required in support of AP, Company’s product sales activities and end-user customer satisfaction, and will perform such instruction in a professional, competent and timely manner. Company will provide AP with monthly written reports of all service activities including the name of the customer, time of receipt of service request, service performed, result and/or status of service call and root cause of problem requiring service. During the effective period of the end-user Limited License & Limited Warranty, AP will provide replacement parts and AP is responsible for support and/or services required by Company’s customers. After the expiration of such end-user warranty, AP will provide replacement parts pursuant to then applicable service agreements and/or at its then current prices.

4.12 Demonstration Products and Reference Accounts. Company must purchase demonstration Products from AP and must update such demonstration Products not less than annually. Company will provide AP with recommendations of Company customers that might serve as reference accounts for AP. AP may, in its sole discretion, offer discounts and/or special products for such reference accounts.

5.	OTHER AP DUTIES

5.1 Product(s) Information. AP will provide Company with such Product(s) information as AP generally makes available to its distributors, and such additional Product(s) information as Company may reasonably request.

5.2 Training and Support. AP will provide Company with such Product(s) training and support as AP generally makes available to its distributors.

5.3 [*]

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6.	INTELLECTUAL PROPERTY RIGHTS

6.1 Ownership. Nothing contained in this Agreement will be deemed or construed as a transfer, assignment or license to Company of any patent, copyright, trade secret or other intellectual property right in any of the Product(s), and Company expressly acknowledges and agrees that all rights, title and interest in all of the foregoing remain vested in AP and its suppliers. Company will not take or permit any action that will infringe, diminish or interfere with any of AP’s or its suppliers rights in any of the Product(s).

6.2 Notices. Company will not remove, modify or obscure any copyright, patent or trademark notices that appear on any of the Product(s), and will market the Product(s) only under the names indicated by AP.

6.3 Counterfeiting. Company will immediately inform AP in writing of any counterfeiting of any of the Product(s) of which Company becomes aware. AP hereby reserves the exclusive right to introduce and pursue suits and/or actions against any such counterfeiting. To accomplish this objective, AP may use the name of Company as plaintiff or co-plaintiff, either separately or in conjunction with AP.

6.4 Licenses. All sales of Products under this Agreement, and all resale of Products by Company, are subject to the Limited License and Limited Warranty attached to this Agreement as Exhibit F. Company must obtain its customer’s written agreement to such Limited License and Limited Warranty as a condition to all sales of Products by Company.

7.	TRADEMARKS

7.1 Ownership. Company will not claim ownership of any of the Trademark(s), use any of the Trademark(s) as part of Company’s tradename(s) or trademark(s), or otherwise use any of the Trademark(s) in any manner that may give the impression that such Trademark(s) belongs to Company. All uses of the Trademark(s) will accrue to the benefit of AP, and Company will not acquire any rights in or to the Trademark(s). In the event that by operation of any law or regulation of the Territory Company acquires any right, title or interest of any kind in the Trademark(s), Company hereby agrees that AP will be the beneficial owner thereof, and Company hereby irrevocably and unconditionally assigns such right, title or interest to AP. At AP’s request, Company will immediately execute or any instrument, document, approval or registration that AP may deem be necessary or appropriate to perfect or protect AP’s rights in the Trademark(s).

7.2 Use. Company will market the Product(s) only under the Trademark(s) indicated by AP and will not associate any other trademark, logo, tradename or other descriptor with any of the Product(s) or Trademark(s). Company will not take or permit any action that will infringe, interfere with or dilute any of AP’s rights in any of the Trademark(s).

7.3 Protection. Company will fully cooperate with AP in securing and preserving AP’ rights in the Trademark(s) within the Territory including without limitation, in the execution,

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submission and/or prosecution of any applications for registration of any of the Trademark(s) within the Territory.

7.4 Infringement. Company will be responsible to monitor the Territory for infringement or misuse of the Trademark(s) and will immediately inform AP in writing of any such infringement or misuse of which Company becomes aware. AP hereby reserves the exclusive right to introduce and pursue suits and/or actions against any such infringement and Company agrees to fully cooperate with AP in pursuing such suits and/or actions within the Territory.

8.	WARRANTIES

8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants that (i) this Agreement has been duly and validly executed and delivered by such Party and constitutes a legal and binding obligation of such Party, enforceable against such Party in accordance with its terms; (ii) such Party has all necessary power and authority to execute and perform in accordance with this Agreement; and (iii) such Party’s execution, delivery and performance of this Agreement will not conflict with or violate any provision of law, rule or regulation to which such Party is subject, or any agreement or other obligation directly or indirectly applicable to such Party or binding upon its assets.

8.2 Disclaimer. AP ON BEHALF OF ITSELF AND ITS SUPPLIERS EXPRESSLY DISCLAIMS ALL PRODUCT WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF: MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, REASONABLE CARE, WORKMANLIKE EFFORT, RESULTS, LACK OF NEGLIGENCE, LACK OF VIRUSES, ACCURACY OR COMPLETENESS OR NONINFRINGEMENT.

8.3 No Other Warranties. All re-sales of Products by Company, are subject to the Limited License and Limited Warranty attached to this Agreement as Exhibit F. Company must obtain its customer’s agreement to such Limited License and Limited Warranty as a condition to all sales of Products by Company. Company expressly agrees that it will not make or purport to make any additional warranty regarding the Products. Company will be solely responsible for any such additional warranties and will indemnify AP against and hold AP harmless from any and all claims of any kind whatsoever arising out of or in connection with any such additional warranty.

9.	INDEMNIFICATION

9.1 Indemnification. Company will indemnify, pay the defense costs of, and hold harmless AP and its successors, officers, directors and employees from any and all actions, causes of action, claims, demands, costs, losses, liabilities, expenses and damages (including reasonable attorneys’ fees) arising out of or in connection with any third party claim which, if true, would represent a breach by Company of its obligations under this Agreement. AP will give Company reasonably prompt notice of any claim to which this paragraph relates.

10.	LIMITATIONS OF LIABILITY

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10.1 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, AP’S MAXIMUM AGGREGATE LIABILITY TO COMPANY FOR ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ITS TERMINATION, OR EXPIRATION, OR ANY SALE OR USE OF, OR SUPPLY OR FAILURE TO SUPPLY, ANY PRODUCTS, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT, FAILURE OF ESSENTIAL PURPOSE, TRADE USAGE, OR OTHERWISE, WILL IN NO CASE EXCEED THE AGGREGATE AMOUNT ACTUALLY RECEIVED BY AP FROM COMPANY UNDER THIS AGREEMENT AS OF THE DATE OF SUCH CLAIM. IN NO EVENT WILL AP BE LIABLE TO COMPANY FOR LOST PROFITS, LOST REVENUES, BUSINESS INTERRUPTION OR CONSEQUENTIAL, INCIDENTAL DAMAGES OR PUNITIVE DAMAGES. THE FOREGOING LIMITATIONS ARE APPLICABLE NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

11.	CONFIDENTIALITY

Company will make no use of any Confidential Information except as authorized by AP in connection with Company performance of the Services under the terms of and during the existence of this Agreement. Company agrees to take all steps reasonably requested by AP to confirm and protect AP’s interests in the Confidential Information. Company acknowledges that unauthorized disclosure or use of Confidential Information will cause AP immediate and irreparable injury, and agrees monetary damages may not be a sufficient remedy for and such unauthorized disclosure or use. In the event of any such unauthorized disclosure or use of Confidential Information, AP will be entitled to injunctive or other equitable relief, as well as any other relief and/or remedies available at law.

12.	FORCE MAJEURE

12.1 Force Majeure. If a Party’s ability to perform any of its obligations under this Agreement is prevented, restricted or delayed because of unforeseen circumstances beyond such Party’s reasonable control, such as acts of God, war, terrorism, riot, embargoes, acts of civil or military authorities, fire, flood or earthquake (a “Force Majeure”), then such Party will be excused from performance of such obligation to the extent and for the duration of such prevention, restriction or delay. The Party so affected will give the other Party prompt and detailed notice of the Force Majeure, including the probable duration thereof, and will promptly notify the other Party when the Force Majeure has ended. During the Force Majeure, the affected Party will use its best efforts to avoid, reduce or eliminate the Force Majeure’s prevention, restriction or delay of its performance of its obligations under this Agreement. If a Force Majeure continues to affect a Party’s performance under the Agreement for more than ninety (90) days, the Party not affected by such Force Majeure may in its sole discretion terminate this Agreement upon written notice to the affected Party.

13.	TERM AND TERMINATION

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13.1 Term. This Agreement will enter into effect on the Effective Date and will continue in effect for a period of two (2) year(s) (the “Term”) unless terminated earlier as provided in this Agreement.

13.2 Termination by Either Party For Cause. Either Party may suspend performance or terminate this Agreement immediately upon written notice at any time if the other Party is in material breach of any material warranty, term or condition of this Agreement and has failed to cure that breach within thirty (30) days after written notice thereof, or experiences an Event of Default. “Event of Default” means any of the following events: (i) a Party, including that Party’s parent company or guarantor, becomes insolvent or is unable to pay its debts as they mature, or makes an assignment for the benefit of creditors; (ii) a petition under any foreign, state or United States federal bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a Party; or (iii) such a petition is filed by any third party, or an involuntary petition is not resolved favorably to such Party within sixty (60) days.

13.3 Survival. In the event of expiration or termination of this Agreement for any reason, the following sections will survive such termination or expiration: 3.2, 3.5, 4.3, 4.5, 4.9, 4.11, 6, 7, 8, 9, 10, 11, 13.3, 14 and 15.

14.	GOVERNING LAW AND VENUE

Governing Law, Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Washington as such laws apply to contracts performed within Washington by its residents, and Company irrevocably consents to exclusive jurisdiction and venue in the Federal courts for the Western District of Washington, unless no federal subject matter jurisdiction exists, in which case, Company irrevocably consents to exclusive jurisdiction and venue in the Washington State courts sitting in King County Washington. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Process may be served on either Party in the manner authorized by applicable law or court rule. In any action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs and other expenses.

15.	MISCELLANEOUS

15.1 Notices. Except as otherwise specified in this Agreement, all notices and other communications required or permitted under this Agreement must be given in writing and sent as designated below with costs prepaid, and will be effective when sent by personal delivery, by next-business-day delivery service with delivery tracking, by registered or certified mail with return receipt requested, or by facsimile transmission with receipt confirmed orally by telephone and by printed confirmation report. Each Party designates the following for receipt of notices. This designation may be changed by providing notice pursuant to this provision, and each Party agrees to keep its notice information current:

FOR NOTICES:

To AP:	To Company:

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Attention: Vice President Sales & Marketing	Attention: Johnny Lim
1040 12th Avenue NW	Blk 5004, Ang Mo Kio Ave 5
Issaquah, WA 98027	#04-06 TECHplace II
Singapore 569872
Fax: (425) 557-1055	Fax: (65) 6319-9997

Copy to: International Sales Manager, Asia-Pacific Rim 1040 12th Avenue NW Issaquah, WA 98027

Fax:	(425) 557-1055

OTHER CONTACT INFORMATION (For routine or informal communications but not for notices):

Phone: (425) 557-1000	Phone: xxxxxxxxxxxxxxxx
E-Mail: saleshotline@api.com	E-Mail:
Fax: (425) 557-1055	Fax: xxxxxxxxxxxxxxxxxxx

15.2 Assignment. Neither Party will assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party. For purposes of this Agreement, an assignment includes: (i) a merger of the assigning Party with another entity, regardless of whether the assigning Party is the surviving Party; (ii) the sale or transfer of all or substantially all of the assigning Party’s assets; and (ii) an acquisition of thirty percent (30%) of the assigning Party’s voting stock or other voting interests by a third party. Notwithstanding anything to the contrary in the Agreement, AP may assign this Agreement to any affiliate of AP. Any attempted assignment in violation of this Section will be void. If such an attempted assignment occurs, the non-assigning Party will have the right to terminate this Agreement upon written notice to the assigning Party. This Agreement will be binding upon, enforceable by, and inure to the benefit of the Parties and their respective permitted successors and assignees.

15.3 Language, Interpretive Rules. This Agreement is executed in the English language only. This Agreement has been fully negotiated by the Parties and will be interpreted according to the plain meaning of its terms without any presumption that it should be construed either for or against either Party. The Section headings used in this Agreement are for convenience only and are not to be used in interpreting this Agreement. Unless otherwise expressly stated: (i) all references in this Agreement to “Sections” refer to Sections of this Agreement, and references to “Exhibits” refer to the Exhibits attached to this Agreement, each of which is incorporated by such reference as an integral part of this Agreement; (ii) when used in this Agreement, the words “include,” “includes,” and “including” will be deemed in each case to be followed by the words “without limitation”; (iii) all references to dollar amounts and all uses of the term “dollars” and/or the symbol “$” in this Agreement refer exclusively to United States dollars; (iv) all references in this Agreement to “days” refer to ordinary calendar days; and (v) all references to “written” or “in writing” refer to a non-electronic, written, signed record.

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15.4 Waiver. No waiver of any provision of this Agreement will be effective unless it is in a signed writing, and no such waiver will constitute a waiver of any other provision(s) or of the same provision on another occasion.

15.5 Cumulative Remedies. The rights and remedies under this Agreement are cumulative and are not exclusive of any rights or remedies available at law or in equity or by any other agreement between the parties.

15.7 Relationship of the Parties. Nothing in this Agreement will be construed to mean that any Party is appointed or in any way authorized to act as an agent of the other Party. The parties are independent contractors and this Agreement does not create any joint venture, partnership or formal business entity or organization of any kind.

15.8. Severability. If a court of competent jurisdiction holds any term, covenant or restriction of this Agreement to be illegal, invalid or unenforceable, in whole or in part, the remaining terms, covenants and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated. If any provision in this Agreement is determined to be unenforceable in equity because of its scope, duration, geographical area or other factor, then the court making that determination will have the power to reduce or limit such scope, duration, area or other factor, and such provision will be then enforceable in equity in its reduced or limited form.

15.9 Entire Agreement; Amendments. This Agreement is not an offer by AP and it is not effective until signed by both parties. This Agreement, including the Exhibits attached hereto which are incorporated by this reference, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and merges all prior and contemporaneous communications and proposals, whether electronic, oral or written, between the parties with respect to such subject matter. This Agreement may not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of AP and Company by their respective duly authorized representatives.

Applied Precision, LLC		Zen Voce Technology Pte Ltd.

By:	/s/ Joe Ahladis	By	/s/ Johnny Lim
Name:	Joe Ahladis	Name	Johnny Lim
Title:	Senior Vice President	Title	Chairman

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EXHIBIT A

Description of Products and Markets

Product Description

[*]

Product Markets

[*]

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EXHIBIT B

Territory

[*]

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EXHIBIT C

Applied Precision Trademarks and Logos

Graphic of Applied Precision trademarks and logos.

B-1

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EXHIBIT C

PATENT APPLICATIONS AND PATENTS

[*]

C-1

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EXHIBIT D

Product Transfer Price

Product Transfer Prices for the Distributor will be based on AP’s worldwide Price List, which is officially published two times per year in January and July.

[*]

D-1

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EXHIBIT E

[*]

For year 2006:

Q1	[*]

Q2	[*]

Q3	[*]

Q4	[*]

For year 2007:

Q1	[*]

Q2	[*]

Q3	[*]

Q4	[*]

D-2

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EXHIBIT F

[*]

Warranty Documentation

[*]